Exhibit 10.41

AMENDED AND RESTATED EQUITY PLAN

FOR KEY EMPLOYEES OF

SEALY CORPORATION AND ITS SUBSIDIARIES

1.                                       Purpose of Plan

This Amended and Restated Equity Plan for Key Employees of Sealy Corporation and Its Subsidiaries (the “Plan”) is designed:

(a)                                  to amend and restate, in its entirety, the 2004 Stock Option Plan for Key Employees of Sealy Corporation and Its Subsidiaries, dated as of April 6, 2004.

(b)                                 to promote the long term financial interests and growth of Sealy Corporation (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(c)                                  to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(d)                                 to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.                                       Definitions

The following capitalized terms used in the Plan have the respective meaning set forth in this Section:

(a)                                  “Affiliate” of any Person means with respect to any Person, any entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person.

(b)                                 “Award” means Stock Option, Stock Appreciation Right, Dividend Equivalent Rights or Other Stock-Based Award pursuant to the Plan.

(c)                                  “Board” means the board of directors of the Company.

(d)                                 “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the voting stock of the Company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of KKR, the Investor or any member or members of the Investor, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) KKR, the Investor or any member of the

Investor, (y) an Affiliate of KKR, the Investor or any member of the Investor, or (z) an entity in which KKR, the Investor, or any member of the Investor holds, directly or indirectly, a majority of the economic interests in such entity.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)                                    “Committee” means the Human Resources Committee of the Board (or any sub-committee thereof meeting the requirements of Section 162(m) of the Code, to the extent the Company desires to make grants to “covered employees” as defined in Section 162(m) of the Code).

(g)                                 “Common Stock” or “Share” means the Class A common stock, par value $0.01 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

(h)                                 “Employee” means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company.

(i)                                     “Employment” refers to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(j)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(k)                                  “Fair Market Value” means the price per share of Common Stock (i) if there is a public market for the Shares on such date, the closing trading price of the Shares on such stock exchange on which the Shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares as determined in the good faith discretion of the Board.

(l)                                     “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Stock Appreciation Right or Dividend Equivalent Right (as such terms are defined in Section 5), or any combination of the foregoing.

(m)                               “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(n)                                 “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(o)                                 “Investor” means Sealy Holding LLC.

(p)                                 “KKR” shall mean the KKR Millennium Fund L.P.

(q)                                 “Participant” means an Employee, non-employee member of the Board, consultant or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and remain outstanding.

(r)                                    “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(s)                                  “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.                                       Administration of Plan

(a)                                  The Plan shall be administered by the Committee.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)                                 The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to the limits of applicable law and such other conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c)                                  The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.                                       Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.

5.                                       Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)                                  Stock Options.  These are options to purchase Common Stock.  At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested and/or unvested options, except that in no event shall the option exercise price be less than the Fair Market Value on the date of grant of the Stock Option.  In addition to other restrictions contained in the Plan, an option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted.  Payment of the option exercise price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

(b)                                 Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights in tandem with the grant of a Stock Option or standing alone.  Each Stock Appreciation Right shall be subject to such terms as the Committee may determine. A Stock Appreciation Right means the right to transfer and surrender to the Company all or a portion of a Stock Option (if granted in tandem with a Stock Option) in exchange for an amount, or otherwise means the right to receive an amount, equal to the excess of (i) the aggregate Fair Market Value, as of the date such right is exercised, of the Common Stock underlying by such Option or portion thereof, over (ii) the aggregate exercise price of such right, relating to such Common Stock.   Such amount may be paid in cash or be satisfied with shares, at the Committee’s discretion.  In no event shall the Stock Appreciation Right exercise price be less than the Fair Market Value on the date of grant of the Stock Appreciation Right.

(c)                                  Dividend Equivalent Rights.  The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of an Award.  A Dividend Equivalent Right means the right to receive a payment in respect of one share of Common Stock (whether or not subject to an Award) equal to the amount of any dividend paid in respect of one share of Common Stock held by a shareholder in the Company.  Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

(d)                                 Other Stock-Based Awards.  The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted shares of Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Common Stock (the “Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Stock Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares so awarded and issued shall be fully paid and non-assessable).

Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 6 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.  The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets and (xix) total shareholder return.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.  The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 5,000,000 Shares and (y) with respect to Performance-Based Awards that are not denominated in Shares, $10,000,000.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

6.                                       Limitations and Conditions

(a)                                  The number of Shares available for Grants under this Plan shall be 15,190,000 unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new Grants.

(b)                                 No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c)                                  Nothing contained herein shall affect the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time or for any reason.

(d)                                 Other than as specifically provided in the Form of Management Stockholder’s Agreement attached hereto as Exhibit A, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)                                  Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(f)                                    No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g)                                 Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h)                                 Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.                                       Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary (or among any Subsidiaries) shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any Subsidiary) during such leave of absence.

8.                                       Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, or in the event of any reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 14(c) below), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant (iii)  the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

9.                                       Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

(a)                                  In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Grant, the Committee may provide that such Grant cannot be exercised after the amalgamation, merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company, and the Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Grant or by a resolution adopted prior to the occurrence of such amalgamation, merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, such Grant shall be exercisable as to any Shares subject thereto which is being made unexercisable after any such event, notwithstanding anything to the contrary herein (but subject to the provisions of Section 7(b)) and that, upon the occurrence of such event, such Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Grant shall remain exercisable after any such event, from and after such event, any such Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Grant could have been exercised immediately prior to such event.

(b)                                 In addition to the foregoing provisions of Section 9 and 10(a), in the event of a Change in Control, (i) if determined by the Committee in the applicable Award agreement or otherwise at the time of the Change in Control, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may (subject to Section 14(c) below), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least ten (10) business days prior to the Change in Control, Options and Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

10.                                 No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.                                 Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participants’ creditors.

12.                                 Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.                                 Amendment and Termination

(a)                                  The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that no such action shall modify any Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Section 9 or 10 hereof may be made by the Committee in good faith).

(b)                                 The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Section 9 or 10 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Grants.

(c)                                  Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section  409A of the Code.

14.                                 Governing Law; Foreign Grants

(a)                                  This Plan shall be governed by and construed in accordance with the laws of Delaware applicable therein.

(b)                                 The Committee may make Grants to such persons and identified in Section 4(a) above who are subject to the laws of jurisdictions other than those of the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws or otherwise as deemed to be necessary or desirable by the Committee.

15.                                 Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares or cash under any Award where such delivery is a taxable event to the Participant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such minimum withholding taxes.

16.                                 Effective Date and Termination Dates

The Plan, as amended and restated, shall be effective on and as of the date of its approval by the stockholders of the Company in accordance with applicable laws and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 14.

17.                                 Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

Approved by stockholders on November 6, 2008.